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DARDEN RESTAURANTS, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE AND OPPORTUNITY C LP
STARBOARD LEADERS DELTA LLC
STARBOARD LEADERS FUND LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
STARBOARD VALUE A LP
STARBOARD VALUE A GP LLC
STARBOARD VALUE R LP
STARBOARD VALUE R GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
BRADLEY D. BLUM
CHARLES M. SONSTEBY
ROBERT MOCK
CRAIG S. MILLER

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), has made a definitive filing with the Securities and Exchange Commission of a solicitation statement and an accompanying WHITE request card to be used to solicit requests from shareholders of Darden Restaurants, Inc. (the "Company") to call a special meeting of shareholders to approve a non-binding resolution urging the Board of Directors of the Company not to approve any agreement or proposed transaction involving a separation or spin-off of the Company's Red Lobster business prior to the 2014 Annual Meeting of Shareholders unless such agreement or transaction would require shareholder approval.

On April 11, 2014, Starboard Value LP issued the following press release.

INSTITUTIONAL SHAREHOLDER SERVICES (ISS) RECOMMENDS DARDEN SHAREHOLDERS CONSENT ON STARBOARD’S WHITE REQUEST CARD TO CALL A SPECIAL MEETING OF SHAREHOLDERS

ISS Recognizes the Risk that Significant Shareholder Value May Be Lost in an “Irreversible” Red Lobster Separation

ISS States that a “Public and Transparent” Shareholder Vote at a Special Meeting Is “The Premier Mechanism” for Shareholders to Settle Significant Issues About Darden’s Future

ISS Concludes that Shareholder Consent FOR the Special Meeting is Warranted

Starboard Urges All Shareholders to Follow the Lead of the Two Leading Independent Proxy Advisory Firms and Deliver the WHITE Request Card Today to Call a Special Meeting

NEW YORK, April 11, 2014 -- Starboard Value LP (together with its affiliates, “Starboard”), one of the largest shareholders of Darden Restaurants, Inc. (“Darden” or the “Company”) (NYSE: DRI), with ownership of approximately 5.5% of the outstanding common stock of the Company, announced today that Institutional Shareholder Services (ISS), a leading independent proxy voting advisory firm, has recommended  that Darden shareholders CONSENT on Starboard’s WHITE request card to Starboard’s solicitation to call a Special Meeting of Darden shareholders.

ISS is the second leading, independent proxy advisory firm today to recommend that shareholders support Starboard’s efforts to call the Special Meeting.  At the Special Meeting, shareholders will be asked to consider a non-binding resolution urging the Darden Board not to approve any agreement or proposed transaction involving a Red Lobster separation or spin-off prior to the 2014 Annual Meeting unless such agreement or transaction would require shareholder approval.

Starboard has detailed in numerous letters and presentations why the Red Lobster Separation is the wrong spin-off, at the wrong time, for the wrong reasons. Starboard believes that the Special Meeting is necessary because Darden appears intent on completing the Red Lobster Separation prior to the 2014 Annual Meeting of Shareholders, when all directors are up for election, and therefore without the Special Meeting, shareholders will not have the opportunity to have their voices formally heard on this critical matter.

ISS’ Vote Recommendation:

“Consent FOR the proposal to call a special meeting, as it will help ensure shareholders have the opportunity to ratify or reject a potentially significant and irreversible strategic action about which there is currently significant uncertainty.”

Excerpts from ISS’ Analysis & Recommendation

On How Starboard Has Made a Compelling Case that the Proposed Red Lobster Separation, in its Current Form, Threatens to Destroy Shareholder Value:

“On the basis of this [Starboard’s] analysis, then, there appears credible reason to believe that significant value might be at risk in a sale or spin transaction, relative to other strategic alternatives, and that shareholders might reasonably want a check point at which they could ratify or reject this irreversible strategic decision.”

On How Darden’s Prolonged and Problematic Underperformance Calls into Question Management and the Board’s Judgment Regarding a Red Lobster Separation:

“This consent solicitation is not itself a referendum on the board’s stewardship of shareholder value. That record of stewardship, however, is part of the larger context shareholders should consider, since it may suggest whether they should have more or less confidence in the board’s assessment of the competing strategic visions which engendered this consent solicitation.”

“Over the 3-year and 5-year periods leading up to this consent solicitation, the company’s TSR has significantly underperformed the S&P 500 and peers. Through April 9, 2014, Darden’s 3-year TSR was only 20%, underperforming the S&P 500 and peer group by 29 and 48 percentage points, respectively. Darden’s 5-year TSR was 67%, underperforming the S&P 500 and peer group by 79 and 144 percentage points.”

On How Darden’s Problematic Governance Issues, Including the Recent Bylaw Changes, May Suggest Cause for Concern to Shareholders:

“On March 19, 2014 the company announced several changes to its bylaws which would “update the bylaws to address current market practices.” However, some of the bylaw changes appear to go beyond modernization, and—in the context of an extant challenge from shareholders—call into question the board’s motivation….the nature of these particular changes, coupled with the last-minute cancelation of its formerly annual 2-day analyst conference in March, may suggest cause for concern to shareholders. At the very least, one has to wonder why the board chose this particular time to “modernize” the bylaws by granting itself powers to obstruct, or otherwise raising defenses against, shareholders who might wish to use the annual meeting to hold directors accountable. This is a particularly resonant question when the board is also arguing that a special meeting to request shareholders be allowed to ratify or reject a major strategic transaction is an “unsatisfactory” approach.”

On Weighing the Virtues of the Special Meeting Process Against Darden’s Private Engagement Process:

“But the value of a shareholder meeting is precisely that it provides a definitive, authentic, and unassailable answer to the question of what shareholders want. Not every shareholder is in agreement on every issue, to be sure—but shareholders in general, and institutional shareholders in particular, accept that the shareholder vote is the premier mechanism for the owners of the company to settle significant questions about the company’s future.

A shareholder vote, moreover, has the significant additional advantage that it is public and transparent—unlike the private engagement process Darden advocates instead, which inherently lacks transparency, results in answers whose credibility relies on the credibility of the very board whose judgment is being challenged, and may never reach a moment of denouement. Engagement can be a very effective mechanism for providing the board with insight; for settling complex questions about the company’s future, however, it lacks the definitive authority of the shareholder vote itself.”

ISS’ Conclusion:

“On balance, the strategic questions appear sufficiently weighty, particularly in the context of an irreversible strategic decision, that shareholder consent FOR the proposal to call a special meeting is warranted.”

STARBOARD URGES SHAREHOLDERS TO FOLLOW THE RECOMMENDATIONS OF ISS AND GLASS LEWIS AND ACT NOW TO CALL THE SPECIAL MEETING!

COMPLETE AND RETURN THE WHITE REQUEST CARD TODAY TO ENSURE OUR VOICES ARE HEARD

If you have any questions or require assistance with your vote, please contact Okapi Partners LLC toll-free at (877) 869-0171 or email: info@okapipartners.com.

About Starboard Value LP
Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. small cap companies. Starboard invests in deeply undervalued small cap companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:
Peter Feld, (212) 201-4878
Gavin Molinelli, (212) 201-4828
www.starboardvalue.com

Okapi Partners
Bruce H. Goldfarb/Patrick McHugh
(212) 297-0720